Exhibit 10.1

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of March 15, 2006, between Nanogen, Inc., a Delaware corporation, with headquarters located in San Diego, California (the “Company”), and Fisher Scientific International Inc., a Delaware corporation, with headquarters located in Hampton, New Hampshire (the “Buyer”).

WHEREAS:

A. The Company and the Buyer desire to enter into this transaction to purchase the securities set forth herein pursuant to a currently effective shelf registration statement on Form S-3, which has approximately $36,000,000 in unallocated securities registered thereunder (Registration Number 333-125975) (the “Registration Statement”), which Registration Statement has been declared effective in accordance with the Securities Act of 1933, as amended (the “1933 Act”), by the United States Securities and Exchange Commission (the “SEC”).

B. The Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), with an aggregate purchase price of approximately $15,000,000.

NOW, THEREFORE, the Company and the Buyer hereby agree as follows:

1.	PURCHASE AND SALE OF PURCHASED SHARES.

(a) Purchase of Purchased Shares. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 below, the Company shall issue and sell to the Buyer, and the Buyer agrees to purchase from the Company on the Closing Date (as defined below), 5,660,377 shares of Common Stock (the “Purchased Shares”). The closing of the transactions contemplated herein (the “Closing”) shall occur on the Closing Date at the offices of Morgan, Lewis & Bockius LLP, One Market, Spear Street Tower, San Francisco, CA 94105-1126.

(b) Purchase Price. The purchase price for each Purchased Share to be purchased by the Buyer at the Closing shall be $2.65.

(c) Closing Date. The date and time of the Closing (the “Closing Date”) shall be 8:30 a.m., New York City Time, on March 16, 2006 (or such later date as is mutually agreed to by the Company and the Buyer), subject to notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 5 and 6 below.

(d) Form of Payment. On the Closing Date, (i) the Buyer shall pay the Purchase Price to the Company for the Purchased Shares to be issued and sold to the Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions set forth on Exhibit A-1, and (ii) the Company shall credit the account of the Buyer set forth on Exhibit A-2 using customary book-entry procedures.

2.	REPRESENTATIONS AND WARRANTIES OF THE BUYER.

The Buyer represents and warrants that:

(a) Organization; Authority. The Buyer is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.

(b) Validity; Enforcement. The execution and delivery of this Agreement by the Buyer and the consummation by the Buyer of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Buyer and no further consent or action is required by the Buyer, its board of directors or its stockholders. This Agreement has been duly executed and delivered by the Buyer and is a valid and binding obligation of the Buyer enforceable against the Buyer in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c) Residency. The Buyer is a resident of the State of New Hampshire.

(d) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Buyer to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement and the Buyer has not taken any action that would cause the Company to be liable for any such fees or commissions.

(e) Acquiring Person. The Buyer, after giving effect to the transactions contemplated hereby, will not, either individually or with a group (as defined in Section 13(d)(3) of the Exchange Act), be the owner of (or have the right to acquire) any shares of the Company’s outstanding Common Stock other than the Purchased Shares.

(f) No Short Sales. From and after obtaining knowledge of the transactions contemplated by this Agreement, the Buyer has not taken, and prior to the public announcement of the transactions contemplated hereby, the Buyer shall not take, any action that has caused or will cause the Buyer to have, directly or indirectly, sold or agreed to sell any Common Stock or effected any short sale.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby makes the following representations and warranties to the Buyer:

(a) Subsidiaries. Nanogen Point-of-Care, Inc., Epoch Biosciences, Inc., Nanogen Europe B.V., Nanotronics, Inc., Nanogen Recognomics GmbH and Oy Jurilab Ltd are the only subsidiaries of the Company. Except as set forth in the Prospectus (as hereinafter defined), the Company owns, directly or indirectly, all or a majority of the capital stock, membership interests or partnership interests, as applicable, of each such subsidiary free and clear of any lien, charge, security interest, encumbrance, right of first refusal or other restriction (collectively, “Liens”), and all the issued and outstanding shares of capital stock, membership interests or partnership interest of each such subsidiary are validly issued and are fully paid, nonassessable and free of preemptive and similar rights. The capitalized term “Subsidiaries” or “Subsidiaries” as used herein shall refer to the foregoing subsidiaries of the Company. The Company’s representations and warranties in Section 3 of this Agreement relating to Oy Jurilab Ltd are limited to the actual knowledge of the executive officers of the Company, without any duty to investigate or make any inquiry.

(b) Organization and Qualification. Each of the Company and each Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as described in the Prospectus. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate: (i) materially adversely affect the legality, validity or enforceability of this Agreement, (ii) have or result in a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) adversely impair the Company’s ability to perform fully on a timely basis its obligations under this Agreement (any of (i), (ii) or (iii), a “Material Adverse Effect”).

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, its board of directors or its stockholders. This Agreement has been duly executed and delivered by the Company and is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(d) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) subject to obtaining the Required Approvals (as defined below), conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both), or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or its subsidiaries pursuant to the terms of, any agreement, indenture or instrument to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, permit, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. No consent, waiver, authorization or order of, give any notice to, or filing or registration with, any court or other federal, state, local or other governmental authority or other Person is required in connection with the execution, delivery and performance by the Company of this Agreement, other than (i) the filings required under Section 4(f), (ii) the filing with the SEC of the prospectus supplement required by the Registration Statement pursuant to Rule 424(b) under the 1933 Act (the “Prospectus Supplement”) supplementing the base prospectus forming part of the Registration Statement (such base prospectus, together with the Prospectus Supplement and all information incorporated by reference to SEC Reports (as defined below) therein, the “Prospectus”), (iii) the application to the Nasdaq National Market (the “Principal Market”) for the listing of the Purchased Shares for trading thereon in the time and manner required thereby and (iv) applicable Blue Sky filings (clauses (i) – (iv) collectively, the “Required Approvals”). “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(f) Issuance of the Purchased Shares. The Purchased Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and the issuance of the Purchased Shares is not subject to any preemptive or similar rights. The Purchased Shares are being issued pursuant to the Registration Statement and the issuance of the Purchased Shares has been registered by the Company under the 1933 Act. The Registration Statement is effective and available for the issuance of the Purchased Shares thereunder and the Company has not received any notice that the SEC has issued or intends to issue a stop-order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened in writing to do so. The “Plan of Distribution” section under the Prospectus permits the issuance and sale of the Purchased Shares hereunder.

(g) Capitalization. The issued and outstanding shares of capital stock of the Company have been validly issued, are fully paid and nonassessable and, other than as disclosed in or contemplated by the Prospectus, are not subject to any preemptive or similar rights. The Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus as of the dates referred to therein (other than the grant of additional options under the Company’s existing stock option plans, or changes in the number of outstanding shares of Common Stock of the Company due to the issuance of shares upon the exercise or conversion of securities exercisable for, or convertible into, shares of Common Stock outstanding on the date hereof) and such authorized capital stock conforms to the description thereof set forth in the Prospectus. The description of the securities of the Company in the Registration Statement and the Prospectus is, and at the Closing Date will be, complete and accurate in all material respects. Except as disclosed in or contemplated by the Prospectus, as of the date referred to therein, the Company did not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities.

(h) SEC Reports; Registration Statement; Financial Statements. The Company has filed all reports required to be filed by it under the 1933 Act and the Securities Exchange Act of 1934, as amended (the “1934 Act”), including pursuant to Section 13(a) or 15(d) thereof, for the three (3) years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the 1933 Act and the 1934 Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Registration Statement, the Prospectus and the Prospectus Supplement complied on the effective date of the Registration Statement and will comply at the Closing Date in all material respects with the requirements of the 1933 Act and the 1934 Act and the rules and regulations of the SEC promulgated thereunder. Neither the Registration Statement nor the Prospectus contain or contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the case of any prospectus in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements and related notes and schedules thereto have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations, stockholders’ equity and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports: (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) neither the Company nor any of its Subsidiaries have entered into any transaction or agreement, not in the ordinary course of business, that is material to the Company and its Subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, not in the ordinary course of business, that is material to the Company and its Subsidiaries taken as a whole; and (iii) neither the Company nor any of its Subsidiaries has sustained any material loss or interference with its business from any force majeure, including fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Prospectus.

(j) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which: (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the Purchased Shares or (ii) would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Company, there has not been, and there is not pending or contemplated, any investigation by the SEC involving the Company or any current director or officer of the Company.

(k) Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in material violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in material violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority in any material respect.

(l) Labor Relations. No strike, work stoppage, slow down or other material labor problem exists or, to the knowledge of the Company, is threatened or imminent with respect to any of the employees of the Company or any Subsidiary which would result in a Material Adverse Effect.

(m) Regulatory Permits. Except as described in the Prospectus, the Company and the Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the Prospectus (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens that would not individually or in the aggregate have a Material Adverse Effect and (ii) Liens disclosed in the Prospectus. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases.

(o) Patents and Trademarks. Except as described in the Prospectus, the Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the Prospectus (collectively, the “Intellectual Property Rights”). Except as described in the Prospectus, neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person and to the knowledge of the Company, no such claims have been threatened. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

(p) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost, except for cost increases being experienced by public companies in similar businesses and risk categories.

(q) Internal Accounting Controls. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The financial records of the Company accurately reflect in all material respects the information relating to the business of the Company, the location and collection of its assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company. The Company has established disclosure controls and procedures (as defined in 1934 Act Rules 13a-14 and 15d-14) for the Company and designed such disclosures controls and procedures to ensure that material information relating to the Company is accumulated and communicated to the certifying officers as appropriate to allow timely decisions regarding required disclosures. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the end of the quarter ended September 30, 2005 (such date, the “Evaluation Date”). The Company presented in the Form 10-Q for the quarter ended September 30, 2005, the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls over financial reporting (as such term is defined in the 1934 Act Rules 13a-13(f) and 15d-5(f)) or in other factors that could significantly affect the Company’s internal controls over financial reporting.

(r) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement, and the Company has not taken any action that would cause the Buyer to be liable for any such fees or commissions.

(s) Listing and Maintenance Requirements. The Company has not, in the 12 months preceding the date hereof, received notice from the Principal Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of the Principal Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The issuance and sale of the Purchased Shares hereunder does not contravene the rules and regulations of the Principal Market and no shareholder approval is required for the Company to fulfill its obligations under this Agreement. The Common Stock is currently listed on the Principal Market.

(t) Investment Company. The Company is not, and is not an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended ( an “Investment Company”) and after giving effect to the offering and sale of the Purchased Shares and the application of proceeds thereof, will not be an Investment Company.

(u) Securities Sold. Except as described in the Prospectus, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of hereof, including any sales pursuant to Rule 144A under, or Regulations D or S under, the 1933 Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(v) Sarbanes-Oxley Act. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof, except where such noncompliance would not reasonably be expected to have a Material Adverse Effect.

4.	COVENANTS.

(a) Best Efforts. Each party shall use its best efforts timely to satisfy each of the covenants and the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.

(b) Prospectus Supplement and Blue Sky. On or before the execution of this Agreement, the Company shall have delivered, and as soon as practicable after the Closing the Company shall file, the Prospectus Supplement with respect to the Purchased Shares as required under and in conformity with the 1933 Act, including Rule 424(b) thereunder. If required, the Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Purchased Shares for sale to the Buyer at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyer on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Purchased Shares required under and in accordance with applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

(c) Reporting Status. Until the date on which the Buyer shall have sold all the Purchased Shares (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

(d) Listing. The Company shall promptly secure the listing of all of the Purchased Shares upon the Principal Market (subject to official notice of issuance) following the date hereof.

(e) Fees. Each party to this Agreement shall bear its own expenses in connection with the transactions contemplated by this Agreement.

(f) Disclosure of Transactions and Other Material Information. The Company shall, on or before 8:30 a.m., New York City Time, on the first Business Day after the date hereof, file a Current Report on Form 8-K reasonably acceptable to the Buyer disclosing all material terms of the transactions contemplated hereby in the form required by the 1934 Act, and attaching the form of this Agreement as an exhibit to such filing (including all attachments, the “8-K Filing”). Subject to the foregoing, neither the Company nor the Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company and Buyer shall be entitled, without the prior approval of the other party, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and (ii) as is required by applicable law and regulations, including the applicable rules and regulations of the Principal Market.

5.	CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Purchased Shares to the Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Buyer with prior written notice thereof:

(i) The Buyer shall have delivered to the Company the Purchase Price for the Purchased Shares at the Closing by wire transfer of immediately available funds pursuant to Section 1(d) of this Agreement.

(ii) The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Date.

(iii) No governmental authority or other agency or commission or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction, or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Closing or any transaction contemplated by this Agreement.

6.	CONDITIONS TO THE BUYER’S OBLIGATION TO PURCHASE.

The obligation of the Buyer hereunder to purchase the Purchased Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company shall have delivered the Purchased Shares being purchased by the Buyer at the Closing pursuant to this Agreement.

(ii) The Buyer shall have received the opinion of Morgan, Lewis & Bockius LLP, the Company’s outside counsel (“Company Counsel”), dated as of the Closing Date, substantially in the form attached hereto as Exhibit B.

(iii) The Company shall have delivered to the Buyer a long-form certificate of good standing from the Delaware Secretary of State with respect to the Company dated the date hereof and a facsimile bring-down of such good standing certificate on the Closing Date.

(iv) The Common Stock (a) shall be listed on the Principal Market and (b) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, in writing by the SEC or the Principal Market.

(v) The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions approving the transactions contemplated by this Agreement as adopted by the Company’s Board of Directors or a committee thereof, (ii) the Certificate of Incorporation and (iii) the Bylaws of the Company, each as in effect at the Closing, in the form attached hereto as Exhibit C.

(vi) The representations and warranties of the Company set forth in Section 3 of this Agreement shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Buyer shall have received a certificate, executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Buyer in the form attached hereto as Exhibit D.

(vii) No governmental authority or other agency or commission or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction, or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Closing or any transaction contemplated by this Agreement.

(viii) The Registration Statement shall be effective and available for the issuance and sale of the Purchased Shares hereunder and the Company shall have delivered to such Buyer the Prospectus required thereunder.

7.	TERMINATION.

In the event that the Closing shall not have occurred on or before March 23, 2006 due to the Company’s or the Buyer’s failure to satisfy the conditions set forth in Sections 5 and 6 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.

8.	MISCELLANEOUS.

(a) Governing Law. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of New York applicable to contracts executed and to be wholly performed within such State without giving effect to its conflicts of laws principles thereof.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyer, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Buyer. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Nanogen, Inc.

10398 Pacific Center Court

San Diego, California 92121

Facsimile: (858) 410-4646

Attention: Chief Financial Officer

with a copy to (for information purposes only):

Morgan, Lewis & Bockius LLP

One Market, Spear Street Tower

San Francisco, California 94105-1126

Facsimile: 415.442.1001

Attention: Scott D. Karchmer, Esq.

If to Buyer:

Fisher Scientific International Inc.

Liberty Lane

Hampton, NH 03842

Attn: General Counsel

Facsimile: (603) 929-2373

With a copy (for informational purposes only) to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036

Attn: Ralph Arditi, Esq.

Facsimile: (917) 777-3860

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (iii) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company and the Buyer shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party; provided that Buyer may assign its rights and obligations hereunder to any wholly-owned subsidiary of Buyer (although such assignment shall not relive Buyer of its obligations under this Agreement).

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i) Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyer contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4 and 8 shall survive the Closing for a period of eighteen months thereafter.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the Buyer and the Company have caused their respective signature page to this Stock Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

NANOGEN, INC.

By:	/s/ Robert W. Saltmarsh
Name:	Robert W. Saltmarsh
Title:	Chief Financial Officer

IN WITNESS WHEREOF, the Buyer and the Company have caused their respective signature page to this Stock Purchase Agreement to be duly executed as of the date first written above.

BUYER:

FISHER SCIENTIFIC INTERNATIONAL INC.

By:	/s/ Paul M. Meister
Name:	Paul M. Meister
Title:	Vice Chairman